Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below appoints Brad S. Elliott and Chris M. Navratil, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad. S. Elliott	Chairman and Chief Executive Officer	June 26, 2025
Brad S. Elliott	(Principal Executive Officer)

/s/ Chris M. Navratil	Executive Vice President and Chief Financial Officer	June 26, 2025
Chris M. Navratil	(Principal Financial Officer and Principal Accounting Officer)

/s/ Leon H. Borck	Director	June 27, 2025
Leon H. Borck

/s/ Kevin E. Cook	Director	June 30, 2025
Kevin E. Cook

/s/ Junetta M. Everett	Director	June 26, 2025
Junetta M. Everett

/s/ Clint Kendric Fergeson	Director	July 28, 2025
Clint Kendric Fergeson

/s/ Gregory L. Gaeddert	Director	June 26, 2025
Gregory L. Gaeddert

/s/ Benjamen M. Hutton	Director	June 26, 2025
Benjamen M. Hutton

/s/ R. Renee Koger	Director	June 26, 2025
R. Renee Koger

/s/ Gregory H. Kossover	Director	June 26, 2025
Gregory H. Kossover

/s/ James S. Loving	Director	June 26, 2025
James S. Loving

/s/ Jerry P. Maland	Director	June 26, 2025
Jerry P. Maland

/s/ Shawn D. Penner	Director	June 26, 2025
Shawn D. Penner